EXHIBIT 8

Listing of principal subsidiary, joint venture and associated undertakings

2007

Principal Subsidiary Undertakings

Incorporated and operating in	% held	Products and services
Europe Materials

Britain & Northern Ireland
Northstone (NI) Limited (including Farrans, Ready Use Concrete, R.J. Maxwell & Son, Scott)	100	Aggregates, readymixed concrete, mortar, coated macadam, rooftiles, building and civil engineering contracting
Premier Cement Limited	100	Marketing and distribution of cement
T.B.F. Thompson (Properties) Limited	100	Property development

China
Harbin Sanling Cement Company Limited*	100	Cement

Finland
Finnsementti Oy	100	Cement
Lohja Rudus Oy Ab	100	Aggregates and readymixed concrete

Ireland
Irish Cement Limited	100	Cement
Premier Periclase Limited	100	High quality seawater magnesia
Roadstone-Wood Group
Clogrennane Lime Limited	100	Burnt and hydrated lime
John A. Wood Limited	100	Aggregates, readymixed concrete, concrete blocks and pipes, asphalt, agricultural and chemical limestone and contract surfacing
Ormonde Brick Limited	100	Clay brick
Roadstone Dublin Limited	100	Aggregates, readymixed concrete, mortar, coated macadam, asphalt, contract surfacing and concrete blocks
Roadstone Provinces Limited	100	Aggregates, readymixed concrete, mortar, coated macadam, asphalt, contract surfacing, concrete blocks and rooftiles

Netherlands
Cementbouw bv	100	Cement transport and trading, readymixed concrete and aggregates

Poland
Bosta Beton Sp. z o.o.	90.3	Readymixed concrete
Cementownia Rejowiec S.A.	100	Cement
Drogomex Sp. z o.o.*	99.94	Asphalt and contract surfacing
Faelbud S.A.*	100	Readymixed concrete, concrete products and concrete paving
Grupa Ożarów S.A.	100	Cement
Grupa Prefabet S.A.*	100	Concrete products
Masfalt Sp. z o.o.*	100	Asphalt and contract surfacing
O.K.S.M.	99.92	Aggregates
Polbruk S.A.*	100	Readymixed concrete and concrete paving
ZPW Trzuskawica S.A.	99.98	Production of lime and lime products

Spain
Beton Catalan Group
Beton Catalan s.a.	100	Readymixed concrete
Cabi s.a.	99.99	Cementitious materials
Cantera de Aridos Puig Broca s.a.	99.81	Aggregates
Explotacion de Aridos Calizos s.a.	100	Aggregates
Formigo i Bigues s.a.	99.81	Aggregates
Formigons Girona s.a.	100	Readymixed concrete and precast concrete products
Suberolita s.a.	100	Readymixed concrete and precast concrete products
Tamuz s.a.	100	Aggregates

Switzerland
JURA-Holding	100	Cement, aggregates and readymixed concrete

Ukraine
Podilsky Cement	98.88	Cement

Incorporated and operating in	% held	Products and services
Europe Products & Distribution

Austria
Quester Baustoffhandel GmbH	100	Builders merchants

Belgium
Concrete Products
Douterloigne nv	100	Concrete floor elements, pavers and blocks
Ergon nv	100	Precast concrete structural elements
Klaps nv	100	Concrete paving, sewerage and water treatment
Marlux nv	100	Decorative concrete paving
MBI Beton bv	100	Architectural products
Oeterbeton nv	100	Precast concrete
Olivier Betonfabriek nv	100	Architectural products
Omnidal nv	100	Precast concrete structural elements
Remacle sa	100	Precast concrete products
Schelfhout nv	100	Precast concrete wall elements
Clay Products
Steenhandel J. De Saegher nv	100	Clay brick factors
Building Products
Plakabeton nv	100	Construction accessories
Portal sa	100	Glass roof structures

Principal Subsidiary Undertakings — (Continued)

Incorporated and operating in	% held	Products and services
Europe Products & Distribution — (Continued)
Belgium
Distribution
Van Neerbos Bouwmarkten nv	100	DIY stores

Britain & Northern Ireland
Concrete Products
Forticrete Limited	100	Concrete masonry products and rooftiles
Supreme Concrete Limited	100	Concrete fencing, lintels and floorbeams
Clay Products
Ibstock Brick Limited	100	Clay brick manufacturer
Kevington Building Products Limited	100	Specialist brick fabricator
Manchester Brick & Precast	100	Brick-clad precast components
Building Products
Airvent Systems Services Limited	100	Smoke ventilation systems and services
Broughton Controls Limited	100	Access control systems
Cox Building Products Limited	100	Domelights, ventilation systems and continuous rooflights
CRH Fencing Limited	100	Security fencing
EcoTherm Insulations Limited	100	PUR/PIR insulation
FCA Wholesalers Limited	100	Construction accessories
Geoquip Limited	100	Perimeter intrusion detection systems
Springvale EPS Limited	100	EPS insulation and packaging
TangoRail Limited	100	Non-welded railing systems
West Midland Fencing Limited	100	Security fencing

Denmark
Concrete Products
Betonelement A/S	100	Precast concrete structural elements
Betongruppen RBR	100	Paving Manufacturer
Dalton Betonelementer A/S	100	Structural products
Expan A/S	100	Structural products
Building Products
ThermiSol A/S	100	EPS insulation

Estonia
Building Products
ThermiSol OÜ	100	EPS insulation

Finland
Building Products
ThermiSol Oy	100	EPS insulation

France
Concrete Products
BMI sa	99.91	Precast concrete products
Chapron Leroy sas	100	Utility products
Cinor sas	100	Structural products
Stradal sas	100	Landscape, utility and infrastructural concrete products
Building Products
Heda sa	100	Security fencing
Heras Clôture sarl	100	Temporary fencing
Laubeuf sas	100	Glass roof structures
Plakabeton sa	100	Construction accessories
Distribution
Buscaglia sas*	100	Builders merchants
Doras sa*	57.85	Builders merchants
Etrechy Matériaux sas	100	Builders merchants
LDP Matériaux sas	100	Builders merchants
Matériaux Service sas	100	Builders merchants
Raboni sas*	100	Builders merchants

Incorporated and operating in	% held	Products and services
Germany
Concrete Products
EHL AG	100	Concrete paving and landscape walling products
Rhebau GmbH	100	Water treatment and sewerage products
Clay Products
AKA Ziegelgruppe GmbH	100	Clay brick, pavers and rooftiles
Building Products
Adronit GmbH	100	Security fencing and access control
Brakel Aero GmbH	100	Rooflights, glass roof structures and ventilation systems
EcoTherm GmbH	100	PUR/PIR insulation
Gefinex GmbH	100	XPE insulation
Greschalux GmbH	100	Domelights and ventilation systems
Halfen GmbH	100	Metal construction accessories
Heras SKS GmbH	100	Security fencing
JET Tageslicht und RWA GmbH	100	Domelights, ventilation systems and continuous rooflights
Magnetic Autocontrol GmbH	100	Vehicle and pedestrian access control systems
Syncotec GmbH	100	Construction accessories
Unidek GmbH	100	EPS insulation

Ireland
Building Products
Aerobord Limited	100	EPS insulation and packaging
Construction Accessories Limited	100	Metal and plastic construction accessories

Principal Subsidiary Undertakings — (Continued)

Incorporated and operating in	% held	Products and services
Europe Products & Distribution — (Continued)
Italy
Concrete Products
Record S.p.A.	100	Concrete landscaping
Building Products
Plastybeton S.R.L.	100	Construction accessories

Netherlands
Concrete Products
Alvon Bouwsystemen bv	100	Precast concrete structural elements
Calduran bv	100	Sand-lime bricks and building elements
Dycore bv	100	Concrete flooring elements
Heembeton bv	100	Precast concrete structural elements
Kellen bv	100	Concrete paving products
Struyk Verwo bv	100	Concrete paving products
Clay Products
Kleiwarenfabriek Buggenum bv	100	Clay brick manufacturer
Kleiwarenfabriek De Bylandt bv	100	Clay paver manufacturer
Kleiwarenfabriek De Waalwaard bv	100	Clay brick manufacturer
Kleiwarenfabriek Façade Beek bv	100	Clay brick manufacturer
Kleiwarenfabriek Joosten Kessel bv	100	Clay brick manufacturer
Kleiwarenfabriek Joosten Wessem bv	100	Clay brick manufacturer
Kooy Bilthoven bv	100	Clay brick factors
Leebo bv	100	Designer, manufacturer and installer of façade and roofing systems
Steenfabriek Nuth bv	100	Clay brick manufacturer
Building Products
Arfman Hekwerk bv	100	Producer and installer of fauna and railway fencing solutions
Aluminium Verkoop Zuid bv	100	Roller shutter and awning systems
BIK Bouwprodukten bv	100	Domelights and continuous rooflights
Brakel Atmos bv	100	Glass roof structures, continuous rooflights and ventilation systems
EcoTherm bv	100	PUR/PIR insulation
Heras Nederland bv	100	Security fencing and perimeter protection
Mavotrans bv	100	Construction accessories
Unidek Group bv	100	EPS insulation
Unipol bv	100	EPS granulates
Vaculux bv	100	Domelights
Distribution
CRH Bouwmaterialenhandel bv	100	Builders merchants
CRH Roofing Materials bv	100	Roofing materials merchant
Garfield Aluminium bv	100	Aluminum stockholding
NVB Vermeulen Bouwstoffen bv	100	Builders merchants
Stoel van Klaveren Bouwstoffen bv	100	Builders merchants
Syntec bv	100	Ironmongery merchants
Distribution
Ubbens Bouwmaterialen bv	100	Builders merchants
Van Neerbos Bouwmarkten bv	100	DIY stores
Van Neerbos Bouwmarkten Exploitatie bv	100	DIY stores
Van Neerbos Bouwmaten bv	100	Cash & Carry building materials
Van Neerbos Bouwmaterialen bv	100	Builders merchants

Norway
Building Products
Halfen-Frimeda AS	100	Construction accessories

Incorporated and operating in	% held	Products and services
Poland
Concrete
Ergon Poland Sp. z o.o.	100	Structural products
Clay Products
CERG Sp. z o.o.	67.55	Clay brick manufacturer
Cerpol Kozlowice Sp. z o.o.	99.6	Clay brick manufacturer
CRH Klinkier Sp. z o.o.	100	Clay brick manufacturer
Gozdnickie Zaklady Ceramiki Budowlanej Sp. z o.o.*	100	Clay brick manufacturer
Krotoszyńskie Przedsiębiorstwo Ceramiki Budowlanej “CERABUD” S.A.	56.58	Clay blocks, bricks and rooftiles
Patoka Industries Limited Sp. z o.o.*	99.19	Clay brick manufacturer
Building Products
Termo Organika Sp. z o.o.	100	EPS insulation

Romania
Concrete
Elpreco SA	100	Architectural products

Slovakia
Premac Spol. s r.o.	100	Concrete paving and floor elements

Spain
Building Products
Plakabeton sa	100	Accessories for construction and precast concrete
Distribution
JELF Brico House S.L.	60	Builders merchants

Sweden
Building Products
ThermiSol AB	100	EPS insulation
Tuvan-stängsel AB	100	Security fencing

Principal Subsidiary Undertakings — (Continued)

Incorporated and operating in	% held	Products and services
Europe Products & Distribution — (Continued)
Switzerland
Concrete Products
Element AG	100	Prefabricated structural concrete elements
Building Products
Aschwanden AG	100	Construction accessories
Distribution
Baubedarf	100	Builders merchants
CRH Gétaz Holding AG	100	Builders merchants
Richner	100	Sanitary ware and ceramic tiles

Americas Materials

United States
APAC, Inc.	100	Aggregates, asphalt and related construction activities
APAC Mid-South, Inc.	100	Aggregates, asphalt and related construction activities
Callanan Industries, Inc.	100	Aggregates, asphalt, readymixed concrete and related construction activities
Conrad Yelvington Distributors, Inc.	100	Aggregate distribution
CPM Development Corporation	100	Aggregates, asphalt, readymixed concrete, prestressed concrete and related construction activities
Dolomite Products Company, Inc.	100	Aggregates, asphalt and readymixed concrete
Eugene Sand Construction, Inc.	100	Aggregates, asphalt, readymixed concrete and related construction activities
Evans Construction Company	100	Aggregates, asphalt, readymixed concrete and related construction activities
Hills Materials Company	100	Aggregates, asphalt, readymixed concrete and related construction activities
Michigan Paving and Materials Company	100	Aggregates, asphalt and related construction activities
Mountain Enterprises, Inc.	100	Aggregates, asphalt and related construction activities
OMG Midwest, Inc.	100	Aggregates, asphalt, readymixed concrete and related construction activities
Oldcastle Industrial Minerals, Inc.	100	Mining and crushing of high calcium limestone
Oldcastle Materials, Inc.	100	Holding company
Oldcastle SW Group, Inc.	100	Aggregates, asphalt, readymixed concrete and related construction activities
Pennsy Supply, Inc.	100	Aggregates, asphalt, readymixed concrete and related construction activities
Pike Industries, Inc.	100	Aggregates, asphalt and related construction activities
P.J. Keating Company	100	Aggregates, asphalt and related construction activities
Preferred Materials, Inc.	100	Readymixed concrete
Staker & Parson Companies	100	Aggregates, asphalt, readymixed concrete and related construction activities
The Shelly Company	100	Aggregates, asphalt and related construction activities
Tilcon Connecticut, Inc.	100	Aggregates, asphalt, readymixed concrete and related construction activities
Tilcon New York, Inc.	100	Aggregates, asphalt, and related construction activities
West Virginia Paving, Inc.	100	Aggregates, asphalt and related construction activities

Americas Products & Distribution

Argentina
Canteras Cerro Negro S.A.	99.98	Clay rooftiles, wall tiles and floor tiles
CRH Sudamericana S.A.	100	Holding company
Superglass S.A.	100	Fabricated and tempered glass products

Canada
Oldcastle Building Products Canada, Inc. (trading as Décor Precast, Groupe Permacon, Oldcastle Glass and Synertech Moulded Products)	100	Masonry, paving and retaining walls, utility boxes and trenches and custom-fabricated and tempered glass products
Incorporated and operating in	% held	Products and services
Canada
Xemax Holdings, Inc. (trading as Antamex International)	100	Architectural curtain wall

Chile
Vidrios Dell Orto, S.A.	99.9	Fabricated and tempered glass products

United States
CRH America, Inc.	100	Holding company
Oldcastle, Inc.	100	Holding company
Oldcastle Building Products, Inc.	100	Holding company
Architectural Products Group
Bend Industries, Inc.	100	Concrete, brick and stone products
Big River Industries, Inc.	100	Lightweight aggregate and fly-ash
Bonsal American, Inc.	100	Pre-mixed products and specialty stone products
Oldcastle Surfaces, Inc.	100	Custom fabrication and installation of countertops
Glen-Gery Corporation	100	Clay brick
Northfield Block Company	100	Specialty masonry, hardscape and patio products
Oldcastle Architectural, Inc.	100	Holding company
Oldcastle APG Midwest, Inc. (trading as 4D, Miller Material Co., Oldcastle Sheffield, Schuster’s Building Products)	100	Specialty masonry, hardscape and patio products
Oldcastle APG Northeast, Inc. (trading as Anchor Concrete Products, Arthur Whitcomb, Balcon, Betco Block, Betco Supreme, Domine Builders Supply, Foster-Southeastern, Oldcastle Easton, Trenwyth Industries)	100	Specialty masonry, hardscape and patio products
Oldcastle APG South, Inc. (trading as Adams Products, Big Rock Building Products, Bosse Concrete Products, Georgia Masonry, Goria Enterprises, The Keystone Group)	100	Specialty masonry, hardscape and patio products
Oldcastle APG Texas, Inc. (trading as Custom-Crete, Custom Stone Supply, Eagle-Cordell Concrete Products, Jewell Concrete Products)	100	Specialty masonry and stone products, hardscape and patio products

Principal Subsidiary Undertakings — (Continued)

Incorporated and operating in	% held	Products and services
Americas Products & Distribution — (Continued)
United States
Oldcastle APG West, Inc. (trading as Amcor Masonry Products, Central Pre-Mix Concrete Products, Oldcastle Stockton, Sierra Building Products, Superlite Block, Young Block)	100	Specialty masonry, hardscape and patio products
Oldcastle Lawn & Garden, Inc.	100	Patio products, bagged stone, mulch and stone
Oldcastle Coastal, Inc.	100	Patio products
Oldcastle Westile, Inc.	100	Concrete rooftile and pavers
Paver Systems, LLC	100	Hardscape products
Sakrete of North America, LLC	80	Holding company
Distribution Group
Allied Building Products Corp.	100	Distribution of roofing, siding and related products, wallboard, metal studs, acoustical tile and grid
A.L.L. Roofing & Building Materials Corp.	100	Distribution of roofing and related products
AMS Holding, Inc.	100	Distribution of drywall, acoustical ceiling systems, metal studs and commercial door solutions
Arzee Supply Corp. of New Jersey	100	Distribution of siding, roofing and related products
Mahalo Acquisition Corp (trading as G. W. Killebrew)	100	Holding company
Oldcastle Distribution, Inc.	100	Holding company
Glass Group
Antamex, Inc.	100	Architectural curtain wall
Oldcastle Glass, Inc.	100	Custom architectural glass, engineered aluminum glazing systems and integrated building envelope solutions
Oldcastle Windows, Inc. (trading as Vistawall, Moduline, Naturalite and Skywall)	100	Engineered aluminum glazing systems
Southwest Aluminum Systems, Inc.	100	Architectural aluminum store fronts and doors
Texas Wall Systems, Inc.	100	Architectural curtain wall
Construction Accessories and Fencing
Merchants Metals Holding Company	100	Holding company
MMI Products, Inc. (trading as Merchants Metals, Ivy Steel & Wire and Meadow Burke)	100	Fabrication and distribution of metal products including fencing, welded wire reinforcement and concrete accessories; distribution of plastic, lumber and other metal products
Ivy Steel & Wire, Inc.	100	Welded wire reinforcement manufacturer
MMI StrandCo LP, LLC	100	PC strand
Precast Group
Oldcastle Precast, Inc.	100	Precast concrete products, concrete pipe, prestressed plank and structural elements
Inland Concrete Enterprises, Inc.	100	Precast concrete products and drainage products

*Audited by firms other than Ernst & Young

Principal Joint Venture Undertakings
Incorporated and operating in	% held	Products and services

Europe Materials

Ireland
Kemek Limited*	50	Commercial explosives

Portugal
Secil-Companhia Geral de Cal e Cimento, S.A.*	48.99	Cement, aggregates, concrete products, mortar and readymixed concrete

Turkey
Denizli Çimento Sanayii T.A.Ş.	50	Cement and readymixed concrete

Europe Products & Distribution

Belgium
Gefinex Jackon nv	49	XPS insulation

Germany
Bauking AG	47.82	Builders merchants, DIY stores
Jackon Insulation GmbH*	49.2	XPS insulation

Ireland
Williaam Cox Ireland Limited	50	Glass constructions, continuous rooflights and ventilation systems

Netherlands
Bouwmaterialenhandel de Schelde bv	50	DIY stores

Portugal
Modelo Distribuição de Materiais de Construção sa*	50	Cash & Carry building materials

Americas Materials

United States
American Cement Company, LLC	50	Cement
Bizzack, LLC	50	Construction
Boxley Aggregates of West Virginia, LLC	50	Aggregates
Cadillac Asphalt, LLC*	50	Asphalt

Americas Products & Distribution

United States
Architectural Products Group
Landmark Stone Products, LLC	50	Veneer stone

Principal Associated Undertakings

Incorporated and operating in	% held	Products and services

Europe Materials

Israel
Mashav Initiating and Development Limited	25	Cement

Spain
Corporación Uniland S.A.*	26.3	Cement, aggregates, readymixed concrete and mortar

Europe Products & Distribution

France
Groupe SAMSE*	21.66	Builders Merchants, DIY stores

Americas Materials

United States
Buckeye Ready Mix, LLC*	45	Readymixed concrete

*Audited by firms other than Ernst & Young